================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Capstead Mortgage Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Capstead Mortgage Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF CAPSTEAD APPEARS HERE]

                   ----------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 18, 1997
                   ----------------------------------------


To the Stockholders of
CAPSTEAD MORTGAGE CORPORATION:

     The Annual Meeting of Stockholders of Capstead Mortgage Corporation, a Maryland corporation (the "Company"), will be held at Cityplace Center East, 2711 North Haskell Avenue, Dallas, Texas on Friday, April 18, 1997 beginning at 9:00 a.m. for the following purposes:

     (i) To elect six directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified and

     (ii) To transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 14, 1997 will be entitled to notice of and to vote at the meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. You may, of course, revoke your proxy if you attend the meeting and choose to vote in person.

                                             By order of the Board of Directors,


                                                            /s/ Andrew F. Jacobs

                                                                ANDREW F. JACOBS
                                                                       Secretary



2711 North Haskell Avenue, Suite 900
Dallas, Texas  75204-2915
March 5, 1997

                         CAPSTEAD MORTGAGE CORPORATION
                     2711 North Haskell Avenue, Suite 900
                           Dallas, Texas  75204-2915

                     ------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 18, 1997
                     ------------------------------------


                                PROXY STATEMENT

   This Proxy Statement, together with the enclosed proxy, is solicited by and on behalf of the Board of Directors of Capstead Mortgage Corporation, a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 18, 1997 (the "Annual Meeting"). This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about March 5, 1997.

      At the Annual Meeting, action will be taken to elect six directors to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

SOLICITATION OF PROXIES

   The enclosed proxy is solicited by the Board of Directors of the Company.
The expense of soliciting proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail, officers of the Company may solicit proxies from stockholders by telephone, telefax or personal interview. Such persons will receive no compensation for such services. The Company also intends to request persons holding Common
Stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and the Company will reimburse such persons for their expense in so doing. The Company will also use the services of the proxy solicitation firm of Corporate Investor Communications, Inc. to assist in the solicitation of its proxies. For such services the Company will pay a fee that is not expected to exceed $5,000 plus out-of-pocket expenses.

   Stockholders are urged to sign the accompanying form of proxy solicited on behalf of the Board of Directors of the Company and, immediately after reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the year ended December 31, 1996, return it in the envelope provided for that purpose. Valid proxies will be voted at the Annual Meeting and at any adjournment or adjournments thereof in the manner specified therein.

VOTING

   The accompanying proxy card is designed to permit each stockholder of record at the close of business on February 14, 1997 to vote in the election of directors. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for any or all nominees for the Board of Directors if the stockholder chooses to do so. With respect to the election of directors at the Annual Meeting, each share of the Company's outstanding shares of Common Stock, $.01 par value (the "Common Stock"), may be voted for up to six individuals. To be elected, each nominee must receive a majority of all votes cast at the meeting with respect to such position as director.

   For purposes of determining the number of votes cast with respect to any other voting matter that may properly come before the meeting (except as noted herein), all votes cast for or against and abstentions are included. Abstentions will have the same legal effect as a vote against a proposal. Broker nonvotes, if any, will be treated as not present and not entitled to vote for a proposal.

   The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be counted as shares that are present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Stockholders are urged to sign the accompanying form of proxy and return it promptly.

   When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by the Proxies designated on the proxy card in accordance with the stockholder's instructions to the tabulator. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the three designated Proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and to vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to the Company.

   If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted for the election of all of the nominees for director. Valid proxies will be voted at the Annual Meeting and at any adjournment in the manner specified.

RIGHT TO REVOKE PROXY

   Any stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and delivering to the Secretary of the Company prior to the Annual Meeting a later dated proxy, voting by ballot at the meeting, or filing with the Inspectors of Election an instrument of revocation at the meeting.

VOTING SECURITIES

   The only outstanding voting equity securities of the Company are its shares of Common Stock. Each share of Common Stock entitles the holder to one vote. At February 14, 1997 there were outstanding and entitled to vote 46,306,880 shares of Common Stock. Only stockholders of record at the close of business on February 14, 1997 are entitled to vote at the Annual Meeting or any adjournment thereof.

                             ELECTION OF DIRECTORS

   One of the purposes of the Annual Meeting is to elect directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Set forth below are the names, principal occupations, committee memberships, ages, beneficial ownership of the Company's Common Stock as of February 14, 1997, directorships held with other public companies, and other biographical data for the nominees for election as well as the year each nominee was first elected as a director of the Company. If any nominee should become unable to stand for election as a director--an event that the Board of Directors does not presently expect--the proxy will be voted for a replacement nominee if one is designated by the Board of Directors.

                        -------------------------------
                             Nominees for Director
                        -------------------------------


----------------------------------------------------------------------------------------------
BEVIS LONGSTRETH                        Mr. Longstreth has been a partner in the New York
Partner,                                law firm of Debevoise & Plimpton since 1970.  He
Debevoise & Plimpton                    is also currently an Adjunct Professor of Law at
                                        Columbia University School of Law.  He served as
                                        Commissioner of the Securities and Exchange
Member: Audit and                       Commission from 1981 to 1984. He is a member of
 Compensation Committiees               the Board of INVESCO plc, College Retirement
                                        Equities Fund, and the American Stock Exchange and
                                        serves as Chairman of the Finance Committees of
Director since 1994                     the Rockefeller Family Fund and the Nathan
Shares beneficially owned     37,041    Cummings Foundation.
Age 63
----------------------------------------------------------------------------------------------
PAUL M. LOW                             Mr. Low is the founder of and was Chairman of the
Retired Chairman of the                 Board of New America Financial L.P., a mortgage
Board,                                  banking firm, from 1992 to 1994, when he retired.
New America Financial L.P.              He was President of Lomas Mortgage USA ("LMUSA")
                                        from July 1987 to his retirement in December 1990,
                                        serving in various executive positions with LMUSA
Chairman:  Executive and                for more than five years prior to 1987.  Mr. Low
 Nominating Committees                  served as Senior Executive Vice President of the
                                        Company from April 1985 to January 1988.

Director since November
1990; and April 1985 to
March 1990
Shares beneficially owned     97,754
Age 66
----------------------------------------------------------------------------------------------
RONN K. LYTLE                           Mr. Lytle has been Chairman and Chief Executive
Chairman of the Board,                  Officer of the Company since August 1992 and
Chief Executive Officer and             President and Chief Operating Officer since
President,                              January 1989.  Prior thereto, he served in various
Capstead Mortgage                       positions with the Company since its inception in
 Corporation                            1985. Mr. Lytle also served as a director,
                                        Chairman and Chief Executive Officer of Tyler
                                        Cabot Mortgage Securities Fund, Inc. ("Tyler Cabot")
Member:  Executive and                  from March 1992 until its merger into the Company
 Nominating Committees                  in December 1992; and, prior thereto, from Tyler
                                        Cabot's organization in August 1988 until March
Director since 1988                     1992, as a director, President and Chief Operating
Shares beneficially owned     565,521   Officer.
Age 56
----------------------------------------------------------------------------------------------

                        -------------------------------
                             Nominees for Director
                        -------------------------------


----------------------------------------------------------------------------------------------
HARRIET E. MIERS                        Ms. Miers has served as President of the Dallas
President and Shareholder,              law firm of Locke Purnell Rain Harrell since March
Locke Purnell Rain Harrell              1996 and has been a shareholder in the firm since
(A Professional                         1978.  She served as a member of the Dallas City
 Corporation)                           Council from 1989 to 1991 and President of the
                                        State Bar of Texas from 1992 to 1993.  She is also
                                        a director of Attorneys' Liability Assurance
Chair:  Audit Committee                 Society, Inc.  Ms. Miers also serves as Chair of
Member:  Nominating                     the Texas Lottery Commission and on the Executive
 Committee                              Board of the Southern Methodist University Law
                                        School and as Chair of the Board of Editors for
                                        the American Bar Journal.
Director since 1993
Shares beneficially owned     32,186
Age 51
----------------------------------------------------------------------------------------------
WILLIAM R. SMITH                        Mr. Smith has been Chairman and Chief Executive
Chairman of the Board and               Officer of Smith Capital Management, Inc., an
Chief Executive Officer,                asset management firm, for more than the previous
Smith Capital Management,               five years.  He is on the Finance Committee of the
 Inc.                                   Winthrop Rockefeller Foundation, the Investment
                                        Committee of the Navigators and is director and
                                        Chairman of the Investment Committee of the New
Chairman:  Compensation                 Horizons Foundation.
 Committee
Member:  Audit Committee

Director since 1993
Shares beneficially owned     38,481
Age 57
----------------------------------------------------------------------------------------------
JOHN C. TOLLESON                        Mr. Tolleson is the founder of and has been
Chairman of the Board and               Chairman and Chief Executive Officer of First USA,
Chief Executive Officer,                Inc., a financial services company specializing in
First USA, Inc.                         the credit card business, since August 1985.  He
                                        is also a director of Visa International, Visa
                                        USA, Inc., Jayhawk Acceptance Corporation and
Member:  Compensation and               First USA Paymentech, Inc.  Mr. Tolleson also
 Executive Committees                   serves on the Executive Board of the Edwin L. Cox
                                        School of Business at Southern Methodist
                                        University.
Director since 1994
Shares beneficially owned     65,139
Age 48
----------------------------------------------------------------------------------------------

                              BOARD OF DIRECTORS

   During the year ended December 31, 1996, the Board of Directors held four regular meetings and four dividend meetings. No director attended fewer than 92 percent of all meetings of the Board and the committees on which such director served.

   Directors who are not employees of the Company or its subsidiaries receive compensation at the rate of $40,000 annually and fees of $1,250 per meeting of the directors or of a committee attended and $500 for participation in telephonic meetings to declare dividends. In addition, nonemployee directors are reimbursed for their expenses related to attending Board or committee meetings.

   In accordance with the terms of the 1990 Director's Stock Option Plan (the "Directors Plan"), each nonemployee director was, on each of January 1, 1996 and 1997, automatically awarded options (which were immediately exercisable) to purchase 2,250 shares of Common Stock at an exercise price equal to the market price of the Common Stock on date of grant, and Dividend Equivalent Rights ("DERs") entitling them to receive additional shares of Common Stock at no cost upon exercise of outstanding options. Directors who are not employees of the Company do not receive any other salaries, fees, commissions or bonuses from the Company, nor do they receive any separate compensation from any of the Company's affiliates for their services as directors of the Company or committees of the Board.

COMMITTEES OF THE BOARD

   The Board has established standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. Respective memberships on the various standing committees are identified in the "Election of Directors" section of this Proxy Statement.

   The Audit Committee, composed of three nonemployee directors, met twice during 1996. The functions of the Committee include reviewing with management and the independent auditors the annual results of operations, the accounting and reporting policies and the adequacy of internal controls. The Committee also recommends to the Board the independent auditors to serve for the following year, approves the type and scope of services to be performed by the auditors and reviews the related costs.

   The Compensation Committee, composed of three nonemployee directors, met four times during 1996. The Board has delegated to this committee the review of the overall compensation philosophy and compensation structure to determine its appropriateness; to review and approve the compensation arrangements of senior management and the Chief Executive Officer (other than for base salary); to evaluate the performance of the Chief Executive Officer and make recommendations with respect to base salary for the Chief Executive Officer to the full Board of Directors; to review and approve proposed amendments to the benefit plans; to administer short-, intermediate- and long-term incentive plans; and to review the compensation arrangements of the members of the Board.

   The Executive Committee, composed of three directors, did not meet during 1996. During the intervals between meetings of the Board of Directors, the Executive Committee has all of the powers and authority of the Board in the management of the business and affairs of the Company except those powers which by law cannot be delegated by the Board.

   The Nominating Committee, composed of three directors, met once during 1996. It recommends to the Board a slate of directors for election by the stockholders at each annual meeting. Stockholders wishing to recommend candidates for consideration by the Nominating Committee can do so by writing to the Secretary of the Company at its offices in Dallas, Texas. Such recommendation should give the candidate's name, biographical data and qualifications and should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

                              EXECUTIVE OFFICERS

   The following table shows the names and ages of the executive officers of the Company. A description of the business experience of each for at least the past five years follows the table.

           Name              Age                      Title
---------------------------  ---  ----------------------------------------------

Capstead Mortgage
 Corporation

Ronn K. Lytle..............   56  Chairman, Chief Executive Officer and
                                  President

Andrew F. Jacobs...........   37  Senior Vice President--Control, Treasurer and
                                  Secretary

Julie A. Moore.............   35  Senior Vice President--Asset and Liability
                                  Management

Capstead Inc.

Christopher T. Gilson......   55  President and Chief Operating Officer

William H. Rudluff.........   54  Executive Vice President--Servicing
                                  Administration

Larry G. Studinski.........   45  Senior Vice President--Control and Treasurer

   For a description of Mr. Lytle's business experience, see the "Election of Directors" section of this Proxy Statement.

   Mr. Gilson has served as President of Capstead Inc. since December 1993. Prior thereto, he served as President of NationsBanc Mortgage Corporation from January 1989 until his resignation in April 1993 to pursue other opportunities in mortgage banking. From 1973 to January 1989, Mr. Gilson served in various executive positions with Citicorp/Citibank, Inc., last serving as Executive Vice President of Citicorp Mortgage, Inc.

   Mr. Rudluff has served as Executive Vice President--Servicing Administration of Capstead Inc. since March 1994, and of the Company from October 1992 to February 1994. Prior thereto, he was Senior Vice President of LMUSA responsible for delinquency and foreclosure administration from 1987 to 1992. Mr. Rudluff had been associated with LMUSA since 1963.

   Mr. Jacobs has served as Senior Vice President--Control and Treasurer of the Company since October 1991 and Secretary of the Company since August 1992. From July 1989 to September 1991, he served as Vice President--Control and Treasurer of the Company. Mr. Jacobs has been associated with the Company since 1988. Mr. Jacobs also served as Senior Vice President--Control and Treasurer of Tyler Cabot from October 1991 until its merger into the Company in December 1992 and from February 1989 to September 1991 as Vice President--Control.

   Ms. Moore has served as Senior Vice President--Asset and Liability Management of the Company since October 1991. From July 1990 to September 1991, she served as Vice President--Asset and Liability Management of the Company. Ms. Moore has been associated with the Company since 1988.

   Mr. Studinski has served as Senior Vice President--Control and Treasurer of Capstead Inc. since January 1994. Prior thereto, he served as Senior Vice President of NationsBanc Mortgage Corporation from April 1990 to January 1994. From 1987 to April 1990, Mr. Studinski was the Chief Accounting Officer and Treasurer of Foster Mortgage.

                             EXECUTIVE COMPENSATION

   The Company's direction and policies are established by the Board of Directors and implemented by the Chief Executive Officer. The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executives") for services rendered in all capacities during the years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                    Annual Compensation                       Compensation
                                      -----------------------------------------------   --------------------------
                                                             Other          Total       Restricted
                                                             Annual         Annual        Stock                      All Other
         Name and                     Salary     Bonus    Compensation   Compensation     Awards        Options     Compensation
     principal position        Year    ($)        ($)        ($)              ($)            ($)            (#)           ($)
---------------------------    ----   -------   -------   ------------   ------------   -----------   ------------   ------------
Ronn K. Lytle..............    1996   546,000   688,000    130,965(a)      1,364,965     946,520(b)       81,034      124,279(c)
  Chairman, Chief Executive    1995   520,000   524,000     14,100(a)      1,058,100           -         234,845      105,042(c)
  Officer and President        1994   520,000   199,000     36,250(a)        755,250           -         270,427       45,478(c)

Christopher T. Gilson......    1996   330,000   237,500     48,392(a)        615,892     273,155(b)(d)    67,120       59,588(c)
  President and Chief          1995   315,000    79,750     17,908(a)        412,658       7,800(d)        5,976       42,891(c)
  Operating Officer of         1994   300,000    85,375          -           385,375     200,000(d)      180,000       27,756(c)
  Capstead Inc.

Julie A. Moore.............    1996   176,000  183,500      36,992(a)        396,492     273,155(b)(d)    64,419       15,474(c)
  Senior Vice President--      1995   168,000  104,000       4,840(a)        276,840       7,800(d)        5,475       14,358(c)
  Asset and Liability          1994   160,000   99,000           -           259,000      50,000(d)       90,706       10,550(c)
  Management

Andrew F. Jacobs...........    1996   168,000  158,500      36,992(a)        363,492     273,155(b)(d)    64,419       14,130(c)
  Senior Vice President--      1995   157,500  100,000       4,840(a)        262,340       7,800(d)        5,475       13,455(c)
  Control, Treasurer and       1994   150,000   91,000           -           241,000      50,000(d)       90,706        9,240(c)
  Secretary

William H. Rudluff.........    1996   174,000  141,500       34,447(a)       349,947     226,904(b)(d)    52,204       34,920(c)
  Executive Vice               1995   168,000   78,000        9,196(a)       255,196       7,800(d)        4,994       33,165(c)
  President--Servicing         1994   160,000   97,000            -          257,000     100,000(d)       90,427       17,420(c)
  Administration
  of Capstead Inc.

---------------

(a) Amount includes dividends paid on unvested shares of restricted stock. See footnotes (b) and (d), as applicable. None of the dividends paid were deemed preferential.

(b) Amount includes the fair market value at the dates of grant of shares of restricted stock of the Company awarded pursuant to the Company's 1994 Flexible Long-Term Incentive Plan. Each officer is considered the record owner and is entitled to vote the shares and is entitled to receive all dividends and any other distributions declared on the shares. The shares granted on January 29, 1996 vest 25 percent on each of May 1, 1997, 1998, 1999 and 2000. On October 18, 1996, all full-time employees with one year of service as of November 1, 1996, were granted 1,000 shares of restricted stock, which vest 10 percent annually for ten years with initial vesting on November 1, 1997. Any unvested interest in the shares of restricted stock will revert to the Company in the event the officer or employee leaves the Company. The number and value of unvested restricted stock holdings of the Company's Common Stock by each of the Named Executives as of December 31, 1996 were as follows:

                              Number    Value
                            --------  ----------

       Ronn K. Lytle          61,000  $1,464,000
       Christopher T. Gilson  16,000    $384,000
       Julie A. Moore         16,000    $384,000
       Andrew F. Jacobs       16,000    $384,000
       William H. Rudluff     13,000    $312,000


    On March 3, 1997, Mr. Lytle's January 29, 1996 restricted stock grant was amended to include certain performance-based criteria in order to qualify such grant under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). As amended, Mr Lytle's shares granted on January 29, 1996 will vest 25 percent on each February 1, 1998, 1999, 2000 and 2001, provided the Company attains certain performance goals.

(c) Amount includes matching contribution by the Company of 50 percent of a participant's voluntary contribution of up to a maximum of 6 percent of a participant's compensation pursuant to the 401(k) plan adopted October 1993. Amount also includes matching contribution by the Company of a portion of the participant's voluntary contribution to a nonqualified deferred compensation plan adopted July 1994. Additionally, the amount includes a discretionary contribution made to all employees into the qualified and nonqualified plans of 3 percent of a participants compensation regardless of participation in the above noted plans. All Company contributions are subject to certain vesting requirements.

(d) Amount includes the fair market value at the dates of grant of shares of restricted stock of Capstead Inc. awarded pursuant to the Capstead Inc. 1994 Restricted Stock Plan. Each officer is considered the record owner of and is entitled to vote the shares and is entitled to receive all dividends and any other distributions declared on the shares. The shares vest over a seven-year period beginning in the year of grant as follows: 10 percent on each of July 1 for four years and 20 percent on each succeeding July 1 for three years. Any unvested interest in the shares will revert to Capstead Inc. in the event the officer leaves the Company for any reason, including death or disability, and Capstead Inc. will purchase the vested portion at Capstead Inc.'s fair market value. The shares cannot be sold, transferred or otherwise disposed of for any purpose whatsoever other than to the Company. In the event of a Change in Control (as defined therein), all outstanding unvested shares will automatically vest in full. The number of restricted stock holdings of Capstead Inc., subject to fractional vesting as described above, and the unvested value, as determined in good faith by management, as of December 31, 1996 were as follows:

                             Number     Value
                             ------     -----
    Christopher T. Gilson      43      $438,600
    Julie A. Moore             13      $132,600
    Andrew F. Jacobs           13      $132,600
    William H. Rudluff         20      $204,000


    OPTION GRANTS

        The table below shows information regarding grants of stock options and DERs made to the Named Executives under the Company's 1994 Flexible Long-Term Incentive Plan and 1990 Employee Stock Option Plan during the fiscal year ended December 31, 1996. The amounts shown for each of the Named Executives as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 0 percent, 5 percent and 10 percent over the full ten-year term of the options.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                                 Individual Grants
                                  -------------------------------------------------
                                                                                                    Potential Realizable Value
                                                                                                          at Assumed Annual
                                    Number of     Percent of              Market                      Rates of Stock Price
                                    Securities   Total Options             Price                  Appreciation for Option Term
                                    Underlying    Granted to   Exercise   on Date                 ----------------------------
                                     Options     Employees in    Price    of Grant   Expiration    0%        5%         10%
Name                                 Granted     Fiscal Year    ($/SH)     ($/SH)       Date       ($)       ($)        ($)
---------------------------       -------------  ------------  ---------  ---------  ----------  --------  ---------  ---------
Ronn K. Lytle..............           60,000(a)      6.8       15.42      15.42      1-29-06            0   581,740   1,474,244
                                      21,034(b)      2.4        0.00      15.25      various      320,768   491,357     738,384

Christopher T. Gilson......           60,000(a)      6.8       15.42      15.42      1-29-06            0   581,740   1,474,244
                                       7,120(b)        *        0.00      15.25      various      108,580   162,842     239,658

Julie A. Moore.............           60,000(a)      6.8       15.42      15.42      1-29-06            0   581,740   1,474,244
                                       4,419(b)        *        0.00      15.25      various       67,390    99,777     145,183

Andrew F. Jacobs...........           60,000(a)      6.8       15.42      15.42      1-29-06            0   581,740   1,474,244
                                       4,419(b)        *        0.00      15.25      various       67,390    99,777     145,183

William H. Rudluff.........           48,000(a)      5.5       15.42      15.42      1-29-06            0   465,392   1,179,395
                                       4,204(b)        *        0.00      15.25      various       64,111    95,428     139,489

---------------------------
*   Denotes less than 1 percent.

(a) Stock options awarded at the fair market value of shares of Common Stock at the date of award and become exercisable one-fourth on each May 1, 1996, 1997, 1998 and 1999. Such options lapse at the earliest of ten years after award, six months after the optionee's termination of employment by reason of resignation, death, disability or retirement, or at the time of the optionee's termination of employment for cause.

(b) DERs are awarded annually to plan participants pursuant to a formula based upon options previously granted and total dividends paid during the previous year in excess of a benchmark rate of return. The DERs entitle the holder to receive additional shares of Common Stock at no cost to the holder. DERs are exercisable only in conjunction with the exercise of the options on which they were awarded. The expiration date of the DERs is the same as the options on which they were awarded.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

   The following table shows stock option exercises by the Named Executive during 1996 including the net gain realized on the date of exercise. In addition, this table summarizes the total number of securities underlying stock options, both exercisable and unexercisable, held by the Named Executives at December 31, 1996. Also reported are the values for in-the-money options which represents the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                         Number of Securities Underlying            Value of Unexercised
                                                              Unexercised Options                        In-the-Money
                         Shares                               at Fiscal Year End                  Options at Fiscal Year End
                         Acquired      Value         -------------------------------------  ----------------------------------------
         Name           on Exercise  Realized(a)        Exercisable        Unexercisable      Exercisable       Unexercisable
----------------------  -----------  -----------     ----------------   ------------------  ---------------  -----------------------
Ronn K. Lytle                  -             -             481,071             123,235        $5,967,540         $1,476,375
Christopher T. Gilson      1,125      $ 11,672             206,971              45,000        $2,426,109         $  386,235
Julie A. Moore            18,451      $120,007             121,004              45,000        $1,362,381         $  386,235
Andrew F. Jacobs           7,000      $ 86,535             132,453              45,000        $1,490,240         $  386,235
William H. Rudluff         1,125      $  9,258             128,500              36,000        $1,450,527         $  308,988

(a) Represents the difference between the fair market value of securities acquired and the exercise price of the option.

EMPLOYMENT AGREEMENTS

     Mr. Lytle is a party to an Employment Agreement with the Company executed as of August 1, 1992 and initially expiring on December 31, 1995 (the 1992 Employment Agreement), subject, however, to automatic one year extensions of the then remaining term commencing on December 31, 1992 and on each December 31, thereafter through December 31, 2006 (age 65), unless at least 180 days prior to such December 31, the Company gives notice that it does not wish to extend. Thus, on December 31, 1996 the 1992 Employment Agreement was automatically extended one additional year and will now expire on December 31, 2000. During the term of the 1992 Employment Agreement, Mr. Lytle will serve as Chairman, Chief Executive Officer and President of the Company.

     Mr. Lytle's 1992 Employment Agreement provides for annual increases of at least 6 percent in base salary over the immediately preceding 12-month period. On January 1, 1996 Mr. Lytle's base salary was increased to $546,000 for 1996. In addition to base salary, Mr. Lytle is entitled to receive incentive compensation as approved as recommended by the Compensation Committee and approved by the Board of Directors.

     The 1992 Employment Agreement will terminate in the event of Mr. Lytle's death and may be terminated by the Company in the event of Mr. Lytle's disability or for Cause (as defined therein). Mr. Lytle may terminate his employment for Good Reason, which includes (i) a defined Change in Control, (ii) certain changes in Mr. Lytle's duties or compensation, and (iii) action by the Company to prevent the automatic extension of the 1992 Employment Agreement. If Mr. Lytle terminates his employment for Good Reason or if the Company terminates Mr. Lytle's employment in breach of the 1992 Employment Agreement, Mr. Lytle will be entitled to lump-sum severance pay equal to three times the amount of his base salary plus an amount equal to three times the average of the two highest of his three most recent annual incentive compensation payments. The 1992 Employment Agreement also provides for the continuation of all retirement and other benefit programs (or the payment of equivalent benefits) until three years after the date of termination, except in the case of termination for Cause.

     Mr. Gilson has an employment agreement for the duration of his employment with the Company. Mr. Gilson is entitled to receive the agreed to base salary (plus any merit increases) and incentive compensation as approved by the Compensation Committee. In the event of involuntary termination of employment, Mr. Gilson will be entitled to lump-sum severance pay equal to his base salary at the time of termination plus the average of his last two years incentive compensation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation for the executive officers of the Company is administered under the direction of the Compensation Committee of the Board (the Committee) which currently consists of three independent directors. The Committee approves the compensation arrangements of all executive officers and the Chief Executive Officer(other than for base salary)and submits its recommendations with respect to base salary for the Chief Executive Officer to the full Board of Directors.

     The following is the Committees report in its role as reviewer of the Company's executive pay programs on 1996 compensation practices for the executive officers of the Company. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The philosophy behind the Company's executive compensation programs is to attract, motivate and retain the executives needed in order to maximize the creation of long-term stockholder value. The Committee believes that the uniqueness of the Company's business, its strategic direction and the required caliber of employees needed to execute its strategy require that compensation be determined based on the following factors:

-    Responsibilities within the Company.

- Completion of individual business objectives established prior to the beginning of the year (which objectives may vary greatly from person to person).

-    Business unit and overall Company performance.

-    Amount, form and timing of prior compensation amounts.

-    Contributions toward executing the business strategy of the Company.

- Compensation practices of a self-selected comparison group of five companies, consisting of companies that compete in the Company's primary lines of business and companies of comparable size and scope located in Dallas, Texas.

     The Committee believes that each of the above factors is important when determining compensation levels. No specific weighting or formula regarding such factors is used in determining compensation.

     The Committee considers the following four elements of compensation to be the primary components that constitute an executives total compensation program:
(i) base salaries; (ii) annual incentives; (iii) long-term incentives and (iv) other executive programs and benefits. Each element is described in more detail below.

Base Salaries

     The Chief Executive Officer reviews base salaries annually utilizing the above factors and makes recommendations to the Committee.

Annual Incentives

     The Company maintains three annual incentive plans. The Base Incentive Compensation Plan and the Profit Sharing Plan are for all Company and Capstead Inc. employees. The purpose of these plans is to focus employees on the attainment of superior returns on stockholders equity on an annual basis. The Incentive Bonus Plan, as approved by the stockholders of the Company, is for Named Executives and its purpose is to retain highly-qualified executives by providing appropriate performance-based incentive awards to align executive and stockholder long-term interests by creating a direct link between executive compensation and the success of the Company. An additional purpose of the Incentive Bonus Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Code in order to preserve the Company's tax deduction for compensation paid under the Incentive Bonus Plan to the Named Executives.

     The Compensation Committee has approved the creation of an incentive pool (the Incentive Pool), from which both Base Incentive Compensation and Incentive Bonuses are paid, equal to a percentage of net income above a certain return on stockholders equity (ROE), which is now set at 8 percent. Prior to the beginning of the year, the Chief Executive Officer recommends to the Committee a quarterly distribution (payable April, July and October of the following year) of a portion of the Incentive Pool to the executives, including the Chief Executive Officer. Prior to the end of the year, the Chief Executive Officer makes his recommendation to the Committee for the fourth quarterly distribution from the Incentive Pool (payable in December of that year or in January of the following year), which amount may or may not exceed the previous quarterly award and which amount is designed to qualify as performance-based compensation for the Named Executives under the Incentive Bonus Plan. Recommendations for distributions from the Incentive Pool are based on the same factors that are used in determining other elements of compensation as described above. Any amount remaining in the Incentive Pool after all distributions are made is carried over and may be used to make awards in subsequent years. The quarterly award can be terminated at any time by the Committee.

     The Profit Sharing Plan also creates a profit pool equal to a percentage of net income above certain levels of ROE. Awards can be paid in cash and/or stock. The Plan currently makes awards based only on tenure. Awards do not vary by position. Any amount remaining in the Profit Sharing Pool after all distributions are made is carried over and may be used to make awards in subsequent years. The Chief Executive Officer recommends award levels to the Committee.

     For 1996 the Company's ROE equaled 18.4 percent. As a result of exceeding the 8 percent ROE threshold, additional amounts were added to the Incentive Pool.

Long-Term Incentives

     The Committee believes that the Company and its affiliates key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a considerable portion of their total compensation paid in the form of stock. This element of the total compensation program is intended to tie the executives interest to that of the Company's stockholders through the granting of stock options, restricted stock and other incentive-based awards.

     The Chief Executive Officer periodically recommends long-term incentive grants for executive officers to the Committee under the Company's 1994 Flexible Long-Term Incentive Plan. The same factors that are used in determining other elements of compensation are used in determining long-term incentive grants. During 1996 the Committee made nonqualified stock option and restricted stock grants to executive officers as well as restricted stock grants to all employees, all of which were subject to certain vesting requirements. The nonqualified stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

Other Executive Programs and Benefits

     The Company maintains employee benefit plans in which all executive officers, including the Chief Executive Officer, participate. The Company sponsors a 401(k) plan and nonqualified deferred compensation plan (together the "Plans") whereby the Company matches employee contributions up to a preset percentage of the participant's compensation. The Company may also make discretionary contributions into the Plans regardless of a participant's participation. The Company believes its Plans are competitive with those of other companies in the Dallas market of comparable size and scope of business.


1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The same philosophies described above for executive compensation were used by the Committee to set, or in the case of base salary to recommend to the Board, the compensation of Mr. Ronn K. Lytle, Chairman, Chief Executive Officer and President.

Base Salary

     Mr. Lytle's base salary in 1996 was $546,000. For 1997, the Committee recommended and the Board approved a 13.6 percent base salary increase for Mr. Lytle in 1997, which brings his base salary to $620,000.

Annual Incentives

     In December 1996, the Committee reviewed the Company's projected operating results for 1996 and concluded that the performance goals for determining incentive compensation for Mr. Lytle would be met and awarded Mr. Lytle the highest level incentive compensation payable under the Company's incentive compensation plans established for 1996, after taking into consideration previous incentive bonuses paid to Mr. Lytle earlier in the year. As a result, Mr. Lytle's total incentive compensation for 1996 was $682,500. Mr. Lytle was also awarded $5,500 under the Profit Sharing Plan.

Long-Term Incentives

     The Committee granted Mr. Lytle 60,000 nonqualified stock options (subject to certain vesting requirements) in January 1996. These options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, the Committee granted Mr. Lytle 60,000 shares of restricted Common Stock (subject to certain vesting requirements) in January 1996. The Committee believes that these elements of the total compensation package will help tie Mr. Lytle's interest to that of the Company's stockholders.


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to the chief executive officer or any of the four most highly compensated other executive officers. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely on account of attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors,
(ii) the material terms of the performance-based compensation are disclosed to and approved by a separate stockholder vote prior to payment and (iii) prior to payment, the compensation committee certifies that the performance goals were attained and other material terms were satisfied. The Incentive Bonus Plan and both the stock option grants and Mr. Lytle's January 29,

1996 restricted stock grant, as amended, granted under the 1994 Flexible Long-Term Incentive Plan, are designed to be fully deductible for income tax purposes and are in compliance with Section 162(m) of the Code.

     During 1996, $477,750 of the payment to Mr. Lytle as compensation for achieving annual performance goals would have met the requirements of performance-based compensation under Section 162(m) of the Code, except that such payment, as customarily made during the fourth quarter of the year, was made prior to the certification by the Committee of the attainment of the performance criteria based on final operating results for 1996. Approximately $262,000 of Mr. Lytle's compensation not considered performance based under
Section 162(m) of the Code exceeded the $1 million threshold established under 162(m). Since the Company continues to qualify as a real estate investment trust and as a result was not subject to payment of federal income taxes for 1996, the Company believes the effect of exceeding the Section 162(m) threshold, if any, is not significant.

     The Company intends to operate its incentive programs taking into consideration the qualifications for deductibility of its executive compensation under 162(m) of the Code. During 1997, each of the chief executive officer and the four other most highly compensated officers of the Company (together with Capstead Inc.) will be entitled to performance-based compensation under the Incentive Bonus Plan upon the attainment of certain performance-based goals.


CONCLUSION

     Executive compensation at Capstead is subject to considerable focus by the Committee, the Board of Directors and senior management. The Committee believes that the Company's mix of base salary, short- and long-term incentives and other benefits produces a strong attraction and motivation for its executive officers and helps align their interests with those of the Company's stockholders.

                                                      William R. Smith, Chairman

                                                                Bevis Longstreth

                                                                John C. Tolleson

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, with the cumulative total return of the S&P 500 Stock Index and the Russell 2000 Stock Index for the five years ended December 31, 1996, assuming the investment of $100 on December 31, 1991 and the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                CAPSTEAD MORTGAGE CORPORATION COMMON STOCK AND
                     S&P 500 AND RUSSELL 2000 STOCK INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]


--------------------------------------------------------------------------------
                 12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
--------------------------------------------------------------------------------
Capstead        $  100.00  $  146.89  $  167.84  $   78.98  $  175.61  $  307.23
--------------------------------------------------------------------------------
S&P 500         $  100.00  $  107.61  $  118.41  $  119.97  $  165.00  $  202.85
--------------------------------------------------------------------------------
Russell 2000    $  100.00  $  116.36  $  136.14  $  131.81  $  166.35  $  190.91
--------------------------------------------------------------------------------

     For purposes of preparing the above performance graph, the Company changed its comparison from the Standard & Poor's Financial Index (S&P Financial Index), as presented in the prior year, to the Russell 2000 Index. The Company believes that the Russell 2000 Index is a better measure of performance because it includes the Company and companies of similar market capitalization, whereas, the S&P Financial Index is designed to measure the performance of the financial sector of the S&P 500 Stock Index, which includes the country's largest financial institutions, brokerage firms and insurance companies, but does not include the Company. Further, the Company believes that the uniqueness of the Company's business prevents the identification of a peer group for measuring performance. Had the Company maintained its comparison to the S&P Financial Index as presented in the prior year, the performance graph would have reflected a five-year total return for the S&P Financial Index of 173.93 percent (22.3 percent compound annual growth rate) compared to the Company's five-year total return of 207.23 percent (25.1 percent compound annual growth rate).

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

     Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of Common Stock as of February 14, 1997 by each director nominee, the executive officers listed in the Summary Compensation Table and by all nominees for director and executive officers as a group.


Title
 of                                    Amount and Nature of         Percent
Class   Name of Beneficial Owner     Beneficial Ownership (a)      of Class *
------  ------------------------     ------------------------      ----------
Common  Bevis Longstreth...........        37,041                      *
Stock   Paul M. Low................        97,754(b)                   *
        Ronn K. Lytle..............       565,521(c)                  1.2
        Harriet E. Miers...........        32,186                      *
        William R. Smith...........        38,481                      *
        John C. Tolleson...........        65,139                      *
        Christopher T. Gilson......       242,193(c)                   *
        Julie A. Moore.............       115,479(c)                   *
        Andrew F. Jacobs...........       108,401(c)                   *
        William H. Rudluff.........       130,758(c)                   *

        All nominees for Director
          and Executive Officers
          as a group (11 persons)..     1,505,794(c)                  3.2

____________
*    Denotes less than 1 percent.

(a)  Amounts include shares of Common Stock issuable as follows:

                                                Right to Acquire
                             ---------------------------------------------------
                                Series B Preferred Stock
                             -------------------------------
                               Number of      Converted to       Exercisable
                                Shares        Common Stock         Options
                             -------------  ----------------  ------------------
Bevis Longstreth...........              -                 -              20,139
Paul M. Low................              -                 -              12,396
Ronn K. Lytle..............          1,976             1,431             438,113
Harriet E. Miers...........              -                 -              23,381
William R. Smith...........              -                 -              23,381
John C. Tolleson...........              -                 -              20,988

Christopher T. Gilson......              -                 -             224,693
Julie A. Moore.............              -                 -              85,620
Andrew F. Jacobs...........              -                 -              89,097
William H. Rudluff.........              -                 -             117,169

All nominees for Director
   and Executive Officers
   as a group (11 persons).          1,976             1,431           1,114,780

(b) Includes 16,679 shares of Common Stock held in trust for Mr. Low's son. Mr. Low is settlor and trustee of this trust and has voting and dispositive power over the shares but expressly disclaims beneficial ownership.

(c) Includes shares of restricted Common Stock granted January 29, 1996, which vest 25 percent on each of May 1, 1997, 1998, 1999 and 2000, except in the case of Mr. Lytle's that shall vest on February 1, 1998, 1999, 2000 and 2001 provided the Company attains certain performance goals, as follows: Ronn K. Lytle, 60,000 shares; Christopher T. Gilson, 15,000 shares; Julie A. Moore, 15,000 shares; Andrew F. Jacobs, 15,000 shares; William H. Rudluff, 12,000 shares; and all nominees for Director and Executive Officers as a group (11 persons), 129,000 shares. In addition, includes 1,000 shares of restricted Common Stock granted October 18, 1996, which vest 10 percent annually on November 1 over ten years for each of the Named Executives and all nominees for Director and Executive Officers as a group (11 persons), 6,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     No person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, is known to the management of the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock.

                             INDEPENDENT AUDITORS

     During the year ended 1996, the Company engaged Ernst & Young LLP to provide it with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the Securities and Exchange Commission and the Internal Revenue Service, assistance with management's evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized mortgage obligation securities indentures. Representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Annual Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

     Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders must be received at the Company's principal executive offices no later than November 15, 1997 to be included in the proxy statement and form of proxy for such meeting.

                                             By order of the Board of Directors,


                                                            /s/ Andrew F. Jacobs

                                                                ANDREW F. JACOBS
                                                                       Secretary
March 5, 1997

                         CAPSTEAD MORTGAGE CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
 P              THE COMPANY FOR AN ANNUAL MEETING APRIL 18, 1997

 R   The undersigned hereby appoints Ronn K. Lytle, Andrew F. Jacobs and Julie
     A. Moore, and each of them, his true and lawful agents and proxies with
 O full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Capstead Mortgage Corporation to be held
 X at CityPlace Center East, 2711 North Haskell Avenue, Dallas, Texas, on Friday, April 18, 1997, and at any adjournments thereof, on all matters
 Y   coming before said meeting.


     Election of Directors, Nominees:

     Bevis Longstreth, Paul M. Low, Ronn K.Lytle,

     Harriet E. Miers, William R. Smith and John C. Tolleson


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                            _______________
                                                           |  SEE REVERSE  |
                                                           |     SIDE      |
                                                            _______________
--------------------------------------------------------------------------------
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
 X                                      SHARES IN YOUR NAME  REINVESTMENT SHARES
-----

1. Election of Directors (see reverse).         FOR       WITHHELD
                                                [_]          [_]


For, except vote withheld from the following nominee(s):

---------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    FOR                AGAINST             ABSTAIN
                    [_]                  [_]                 [_]

--------------------------------------------------------------------------------

SIGNATURE(S) ________________________ DATE ____________________________________

SIGNATURE(S) ________________________ DATE ____________________________________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.